                     PARADISE MUSIC AND ENTERTAINMENT, INC.

                                 1,000,000 UNITS

                Each Unit Consisting of One Share of Common Stock and One Redeemable Common Stock Purchase Warrant


                             UNDERWRITING AGREEMENT


                                             _____________, 1997

Donald & Co. Securities Inc.
   As Representative of the Underwriters
   named in Schedule I hereto
65 East 55th Street
New York, New York  10022

Dear Sirs:

     Paradise Music & Entertainment, Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with Donald & Co. Securities Inc. (being referred to herein variously as "you" or the "Representative") and the other underwriters named in Schedule I hereto (the "Representative" and the other underwriters being collectively called the "Underwriters") as follows:

       1. INTRODUCTORY. The Company proposes to issue and sell, severally and not jointly, to the Underwriters 1,000,000 units (the "Firm Units"), each Firm Unit consisting of one share of Common Stock, $0.01 par value, of the Company (the "Common Stock") and one Redeemable Common Stock Purchase Warrant of the Company (the "Redeemable Warrants"). Subsequent to the sale and issuance of the Firm Units in accordance with the terms of this Agreement, the shares of Common Stock and the Redeemable Warrants will be immediately separately transferable. Two Redeemable Warrants entitle the holder of such warrants to exercise the Redeemable Warrants for one (1) share of Common Stock at an initial exercise price of $____ per share (120% of the initial public offering price of the Units) commencing on the Effective Date (as hereinafter defined) and ending at 5:00 p.m., New York time, on _______, 2001 (four (4) years after the Effective Date). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Representative an option to purchase from it up to an additional 150,000 units (the "Additional Units" and collectively with the Firm Units, the "Units"), each Additional Unit


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consisting of one share of Common Stock (the "Additional Stock") and one
Redeemable Warrant (the "Additional Warrants"). The Common Stock to be sold by the Company, excluding the Additional Stock, is herein called the "Stock". The Units and the components thereof are more fully described in the Prospectus referred to below.

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Underwriters:

          (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and amendments thereto, on Form SB-2 (File No. 333-13941), including any related preliminary prospectus ("Preliminary Prospectus"), for the registration of the Units, the Stock, the Redeemable Warrants, the Additional Stock and the Additional Redeemable Warrants under the Securities Act of 1933, as amended (the "Act"). The Company will not, before the registration statement becomes effective (the "Effective Date"), file any other amendment to said registration statement to which you shall reasonably object in writing after being furnished with a copy thereof. Copies of such registration statement and all amendments thereto, and all forms of the related Preliminary Prospectus contained therein, previously filed by the Company with the Commission, have heretofore been delivered to you. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, exhibits and all other documents filed as a part thereof and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430A of the General Rules and Regulations of the Commission under the Act (the "Regulations")) is herein called the "Registration Statement". The prospectus in the form filed with the Commission pursuant to Rule 424(b) of the Regulations is herein called the "Prospectus".

          (b) The Company has not received, directly or indirectly, from the Commission or any "Blue Sky" or securities authority of any jurisdiction an order preventing or suspending the use of any Preliminary Prospectus relating to the proposed offering of the Units and Additional Units or has the Commission or any "Blue Sky" or securities authority, to the Company's knowledge, instituted proceedings for that purpose. Each Preliminary Prospectus, at the time of filing with the Commission, contained all material statements which were required to be stated therein in accordance with the Act and the Regulations, and conformed in all material respects with the requirements of the Act and the Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that no representations or warranties are made with respect to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use in the Preliminary Prospectus. The Registration Statement at the time it becomes effective and the Prospectus at the time it is filed with the Commission pursuant to Rule 424(b) and on the Closing Date (and the Additional Closing Date, if any, determined as hereinafter provided in Section 3) will contain all material statements which are required to be stated therein in accordance with the Act and the Regulations, and will in all

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material respects conform to the requirements of the Act and the Regulations, and the Registration Statement and the Prospectus will not, on such dates, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representations or warranties are made with respect to statements or omissions made in reliance upon and in conformity with written information furnished to the Company expressly for use in the Registration Statement or Prospectus or any amendment or supplement thereto.

          (c) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. Each of Picture Vision, Inc. John Loeffler Music, Inc. and All Access Entertainment Management Group, Inc. is a subsidiary of the Company (collectively, the "Subsidiaries") and has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation. The Company owns, directly or indirectly, all of the capital stock of each of the Subsidiaries. All such shares of capital stock so owned are validly issued and outstanding, fully paid and nonassessable and are owned free and clear of any liens, encumbrances or other restrictions. The Company and each of the Subsidiaries are duly qualified and in good standing as foreign corporations in all jurisdictions where the character or location of their properties (owned or leased) or the nature of their business makes such qualification necessary, except where the failure so to qualify would not have a material adverse effect on the business, properties, results of operations, condition (financial or otherwise), affairs or prospects (a "Material Adverse Effect") of the Company and the Subsidiaries, taken as a whole. The Company and the Subsidiaries have all requisite corporate power and authority, and all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies, to own their respective properties and conduct their respective businesses as described in the Prospectus, and the Company has all such power, authority, authorizations, approvals, orders, licenses, certificates and permits to enter into this Agreement and to carry out the provisions and conditions hereof. The Company and the Subsidiaries own, or possess adequate rights to use, all patents, trademarks, service marks, copyrights and other rights necessary for the conduct of their business as described in the Prospectus and neither the Company, nor any of the Subsidiaries nor any officer or director of the Company or any of the Subsidiaries has received any notice of conflict with the asserted rights of others in any respect which would have a Material Adverse Effect upon the Company or any of the Subsidiaries, and none knows any basis therefor. The Company has no subsidiaries other than the Subsidiaries.

          (d) The Company and the Subsidiaries have either good and marketable title in fee simple to, or valid and enforceable leasehold estates in, all items of real property and personal property which are stated in the Prospectus owned or leased by them, in each case free and clear of all liens, encumbrances, claims, security interests, subleases and defects, other than those referred to in the Prospectus and those which do not have a Material Adverse Effect upon the Company and the Subsidiaries, taken as a whole. Each of the Company and the Subsidiaries has the right to operate all of its facilities in their present locations and the operation of such facilities does not violate in any material respect the provisions of any lease with respect thereto which the Company, any of the Subsidiaries, or any third party is a party.

          (e) There is no litigation or governmental proceeding pending or, to the knowledge of the Company or any of the Subsidiaries, threatened against, or involving the properties or business of, the Company or any of the Subsidiaries, nor are there any actions, suits or proceedings related to environmental matters or related to discrimination on the basis of age, sex, religion or race and no labor disturbance by the employees of the Company or any of the Subsidiaries exist, which could have a Material Adverse Effect upon the Company and the Subsidiaries, taken as a whole, except as referred to in the Prospectus.

          (f) All contracts, agreements, documents and other instruments required to be filed as exhibits to the Registration Statement have been filed with the Commission as exhibits thereto.

          (g) The consolidated financial statements together with the related notes of the Company and the Subsidiaries included in the Registration Statement and Prospectus present fairly the consolidated financial position and the consolidated results of operations of the Company and the Subsidiaries at the respective dates and for the respective periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved.
The consolidated capitalization of the Company, as set forth under the caption "Capitalization" in the Prospectus, was as so described on the date of which it is set forth therein.

          (h) Rothstein Kass & Company, PC, whose reports are filed with the Commission as a part of the Registration Statement, are independent accountants with respect to the Company as required by the Act and the Regulations.

          (i) Except for the shares of capital stock of the Subsidiaries, neither the Company nor any of the Subsidiaries owns, directly or indirectly, any shares of stock or any other securities of any corporation nor does the Company or any of the Subsidiaries have any equity interest in any firm, partnership, joint venture, association or other entity, except as referred to in the Prospectus.

          (j) Subsequent to the respective dates as of which information is set forth in the Registration Statement and the Prospectus, there has been no material adverse change in the business, properties, results of operations, condition (financial or otherwise), affairs or prospects of the Company and the Subsidiaries, taken as a whole, except as referred to therein; and the outstanding debt, the property and the business of the Company and each of the Subsidiaries conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

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          (k)  No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which either of them or any of their property may be bound or affected, which default would have a Material Adverse Effect upon the Company or any of the Subsidiaries.

          (l) Neither the Company nor any of the Subsidiaries is in breach of any term or provision of its Certificate of Incorporation, by-laws or other charter documents and, to the best of the Company's knowledge, in violation of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, which violation is a Material Adverse Effect upon the Company or any of the Subsidiaries. Neither the Company nor any of the Subsidiaries, to the best of the Company's knowledge, is in violation of any laws, ordinances, governmental rules or regulations to which either of them is subject, which violation is a Material Adverse Effect upon the Company and the Subsidiaries, taken as a whole. Neither the Company nor any of the Subsidiaries has failed to obtain any licenses, permits, franchises or other governmental authorizations materially necessary to the ownership of its property or to the conduct of its business, where the failure to do so is a Material Adverse Effect upon the Company and the Subsidiaries, taken as a whole.

          (m) Neither the execution and delivery of this Agreement, the Redeemable Warrant Agreement, the Representative's Warrant Agreement (as defined in Section 3(h) hereof) and the Financial Consulting Agreement, and the consummation of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof will conflict with, or result in a breach of any of the terms, provisions or conditions of the Certificate of Incorporation, by-laws or other charter documents of the Company or the Subsidiary. The execution and delivery of this Agreement, the Redeemable Warrant Agreement, the Representative's Warrant Agreement and the Financial Consulting Agreement, the consummation of the transactions herein or therein contemplated, and compliance with the terms and provisions hereof or thereof will not conflict with, or result in a breach of, or constitute a default under any of the terms, provisions or conditions of any agreement or instrument to which the Company or any of the Subsidiaries is a party or by which either of them or any of their properties is bound, except where such conflict, breach or default would not have a Material Adverse Effect upon the Company or any of the Subsidiaries, or violate any franchise, license, permit, judgment, decree, order, statute, rule or regulation of any government, governmental authority or court having jurisdiction over the Company or any of the Subsidiaries, except where such violation would not have a Material Adverse Effect upon the Company or any of the Subsidiaries.

          (n) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Redeemable Warrant Agreement, the Representative's Warrant Agreement and the Financial Consulting Agreement, and this Agreement, the Redeemable Warrant Agreement, the Representative's Warrant Agreement, and the Financial Consulting Agreement, have been duly authorized, executed and delivered by the

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Company and constitute legal, valid and binding agreements of the Company and are enforceable against the Company in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, and except insofar as the enforceability of the indemnification and contribution terms may be limited by applicable law or public policy.

          (o) All of the issued shares of Common Stock are duly and validly issued and outstanding, fully paid and nonassessable; the Stock and the Additional Stock, when issued and delivered in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable and free of preemptive rights. The Company's capital stock conforms in all material respects to all statements in relation thereto contained in the Registration Statement and Prospectus.

          (p) The Redeemable Warrants, the Additional Redeemable Warrants and the warrants that will be issued pursuant to the terms of the Representative's Warrant Agreement (the "Representative's Warrants") have been duly and validly authorized by the Company and upon delivery to you against payment therefore and otherwise in accordance with this Agreement, the Redeemable Warrant Agreement and the Representative's Warrant Agreement, as the case may be, will be duly issued and legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally.

          (q) The Common Stock underlying the Redeemable Warrants (the "Redeemable Warrant Stock"), the Additional Redeemable Warrants (the "Additional Redeemable Warrant Stock") and the Representative's Warrants (the "Representative's Warrant Stock") has been duly authorized and reserved for issuance upon the representative's exercise of the Redeemable Warrants, the Additional Redeemable Warrants and the Representative's Warrants, and, when issued upon payment of the exercise price therefor, will be validly issued, fully paid and nonassessable shares of Common Stock.

          (r) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as may otherwise be indicated or contemplated herein or therein, neither the Company nor any of the Subsidiaries has (i) issued any securities except securities issued under the Company's employee benefit plans and as provided herein or in the Registration Statement, or incurred any liability or obligation, direct or contingent, for borrowed money, (ii) entered into any material transaction not in the ordinary course of business, (iii) entered into any transaction with an affiliate of the Company other than one or more of the Subsidiaries, or (iv) declared or paid any dividend on its shares of Common Stock, except dividends paid to the Company by any of the Subsidiaries.

          (s) The Company has obtained from all of its directors, officers and stockholders that beneficially own five percent (5%) or more of the Company's Common Stock

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as of the date hereof their written agreement that (i) for a period of two (2) years from the date of the Prospectus, they will not, without your prior written consent, sell, contract to sell, or grant any option for the sale of or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company (or any securities convertible into or exercisable for such shares of Common Stock) owned by them, (ii) that for a period of four (4) years from the date of the Prospectus, they will utilize the facilities of the Representative to effectuate any public sale of the Company's securities made in accordance with the provisions of Rule 144 promulgated under the Act, provided that the compensation and fees for such transactions shall not be greater than the Representative's customary compensation and fees for similar transactions and (iii) that for a period of four (4) years from the date of the Prospectus, they will not sell, contract to sell or grant any option for the sale of or otherwise dispose of, any shares of Common Stock of the Company (or any securities convertible into or exercisable for such shares of Common Stock) owned by them in an amount greater than the volume limitations of Rule 144(e) promulgated under the Act.

          (t) No consent, authorization or approval is required to be obtained by the Company from any Federal, state or local governmental agency or body in order to consummate the transactions contemplated herein or in the Registration Statement, other than such consents, authorizations or approvals as have been obtained.

          (u) Except as provided in the Registration Statement, no person holds a right to require or participate in the registration under the Act of any securities of the Company to be effected by the Registration Statement, which right has not been duly waived by the holder thereof as of the date hereof. The Company does not have outstanding, and at the Closing Date and the Additional Closing Date, if any, will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its Common Stock or any such warrants, convertible securities or obligations, except as referred to in the Prospectus.

          (v) The Company and each of the Subsidiaries has timely filed all Federal, state, and local tax returns which are required to be filed and has paid all taxes shown on such returns and all assessments received by it to the extent that the same have become due.

          (w) To the knowledge and belief of the Company's officers and directors (such officers and directors having made reasonable investigation with respect thereto), neither the Company, nor any of the Subsidiaries nor any officer, director or employee of the Company or any of the Subsidiaries has made any payment of funds of the Company or any of the Subsidiaries or purchased any property with funds of the Company or any of the Subsidiaries in a manner prohibited by law, and no funds of the Company or any of the Subsidiaries or property purchased with funds of the Company or the Subsidiaries have been set aside to be used for any payment prohibited by law.

          (x) Except as set forth in the Registration Statement and Prospectus, the Company does not know of any claims for services in the nature of a finders fee, brokerage fee

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or otherwise with respect to this offering for which the Company or any of the Subsidiaries or you may be responsible.

          (y) The Company has obtained from such key executives as are designated by the Representative (the "Key Executives") new or modified employment agreements upon terms agreeable to the Company and the Representative, including, without limitation, the term, compensation, arrangement, restrictive covenants, termination compensation (including termination royalty payments) and other items. The Company has obtained key man life insurance upon the lives of the Key Executives in face amounts mutually agreeable to the Company and the Representative.

          (z) Application for quotation of the Common Stock on The Nasdaq SmallCap Market has been approved, subject to notice of issuance.


     3.   PURCHASE, SALE AND DELIVERY OF THE UNITS.

          (a) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell, severally and not jointly, to the Underwriters, and the Underwriters, severally and not jointly, agree to purchase from the Company, at a purchase price of $____ per Unit, the number of Firm Units set forth opposite their respective names in Schedule I.

          (b) Payment for the Firm Units shall be made by wire transfer or certified or official bank check in New York Clearing House funds or similar next day funds, payable to the order of the Company at the offices of Donald & Co. Securities Inc., 65 East 55th Street, New York, New York or such other place as shall be agreed upon between us. Such delivery and payment shall be made at 10:00 A.M., New York time, on not later than the fifth business day following the Effective Date; provided, however, that such date may be extended for not more than an additional five business days by the Representative or in accordance with the provisions of Section 9(c) hereof. The hour and date of such delivery and payment are herein called the "Closing Date".

          (c) Certificates evidencing the Stock and Redeemable Warrants representing the Firm Units shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company will permit you to examine and package said certificates at least one full business day prior to the Closing Date.

          (d) In addition, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to you the option to purchase all or a portion of the Additional Units as may be necessary to cover over-allotments at the same purchase price per Unit to be paid by the Underwriters to the Company for the Firm Units as determined in this Section 3. This option may be exercised only to cover over-allotments in the sale of Additional Units by the Underwriters. This option may be

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exercised at any time on or before the thirtieth day following the effective date of the Registration Statement by written notice by the Representative to the Company. Such notice shall set forth the aggregate number of Additional Units as to which the option is being exercised, the name or names in which the shares of Additional Stock and Additional Redeemable Warrants representing the Additional Units are to be registered, the denominations in which the Additional Stock and Additional Redeemable Warrants representing the Additional Units are to be issued, and the date and time, as reasonably determined by you, when the Additional Stock and Additional Redeemable Warrants representing the Additional Units are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the eighth business day after the day on which the option shall have been exercised.

          (e) Payment for the Additional Units shall be made by wire transfer or certified or official bank checks in New York Clearing House funds or similar next day funds, payable to the order of the Company at the offices of Donald & Co. Securities Inc., 65 East 55th Street, New York, New York, or such other place as shall be agreed upon between us.

          (f) Certificates evidencing the Additional Stock and Additional Redeemable Warrants representing the Additional Units shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Company will permit you to examine and package said certificates for delivery at least one full business day prior to the Additional Closing Date.

          (g) The Company shall not be obligated to sell or deliver any shares of Stock, Redeemable Warrants, Additional Stock or Additional Redeemable Warrants, except upon tender of payment by the Representative for all the Firm Units or Additional Units, as the case may be, agreed to be purchased from it hereunder.

          (h) On the Closing Date, the Company shall issue and sell to the Representative, at a purchase price of $0.001 per Warrant, the Representative's Warrants. The Representative's Warrants shall be exercisable for a period of four (4) years commencing one (1) year from the Effective Date at an initial exercise price equal to _______________________ percent (___%) of the initial public offering price of the Units. The Representative's Warrants shall be issued pursuant to the terms and provisions of the Representative's Warrant Agreement substantially in the form of the Representative's Warrant Agreement filed as Exhibit 4.3 to the Registration Statement (the "Representative's Warrant Agreement").

     4. OFFERING. You are to make a public offering of the Units as soon, on or after the effective date of the Registration Statement, as you deem it advisable so to do. The Units are to be initially offered to the public at the initial public offering price set forth on the cover page of the Prospectus (such price being herein called the "public offering price"). You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

     5.   COVENANTS OF THE COMPANY.

          The Company covenants that it will:

          (a) Use its best efforts to cause the Registration Statement to become effective and will notify you immediately, and confirm the notice in writing, (i) when the Registration Statement, or any post-effective amendment thereto, shall have become effective, (ii) of the issuance by the Commission of any stop order or of the initiation or the threatening of any proceedings for that purpose, and (iii) of the receipt of any comments by the Commission. The Company will prepare and timely file with the Commission under Rule 424(b) of the Regulations a Prospectus containing information previously omitted on the Effective Date in reliance of Rule 430A of the Regulations. The Company will use its best efforts to prevent the issuance of any stop order or any order preventing or suspending the use of the Registration Statement or Prospectus and, if such order is issued, to obtain the lifting thereof as promptly as possible.

          (b) During the time when a prospectus is required to be delivered under the Act, comply so far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales or of dealings in the Stock, the Redeemable Warrants, the Additional Stock and the Additional Redeemable Warrants in accordance with the provisions hereof and the Prospectus. If at any time when a prospectus relating to the Stock, the Redeemable Warrants, the Additional Stock or the Additional Redeemable Warrants is required to be delivered under the Act any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or your counsel, the Registration Statement or Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or it is necessary at any time to amend or supplement the Registration Statement or Prospectus to comply with the Act, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form reasonably satisfactory to you).

          (c) Deliver to you such number of copies of each Preliminary Prospectus as you may reasonably request and, deliver to you two signed copies of the Registration Statement, including exhibits, and all post-effective amendments thereto and such number of copies of the Prospectus, the Registration Statement and amendments and supplements thereto, if any, without exhibits, as you may reasonably request for the purposes contemplated by the Act.

          (d) Endeavor in good faith, in cooperation with you, at or prior to the time the Registration Statement becomes effective, to qualify the Units, the Stock, the Redeemable Warrants, the Additional Stock and the Additional Redeemable Warrants for offering or sale of the Units and the Additional Units of such jurisdictions as you may reasonably designate; provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or would be required to become qualified to do business as a foreign corporation doing business in such jurisdiction. In each jurisdiction where the qualification of the Units, the Stock, the Redeemable Warrants, the Additional Stock and the Additional Redeemable Warrants shall be effected, the Company will, unless you agree that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may be reasonably required by the laws of such jurisdiction.

          (e) Make generally available to its security holders and to the Representative as soon as practicable, but not later than the last day of the fifteenth full calendar month following the Effective Date, an earnings statement of the Company (which need not be certified by independent auditors unless required by the Act or the Regulations, but which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations) covering a period of at least twelve months commencing after the Effective Date.

          (f) For a period of _____ days after the date of the Prospectus, not issue, sell, contract to sell, grant an option for the sale of or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company (or any shares of securities convertible into or exercisable for such Common Stock) other than the Units being sold by the Company and securities issued pursuant to the Company's employee benefit plans or as otherwise referred to in the Prospectus, without your prior written consent.

          (g) For a period of five years from the effective date of the Registration Statement, furnish you the following:

               (i) as soon as practicable after they have been filed with the Commission, two copies of each annual, quarterly and current report on Form 10-K, Form 10-Q or Form 8-K (to the extent the Company shall be required to file such reports pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively the "Exchange Act") and, as soon as practicable after they have been sent by the Company to its security holders, two copies of any communications sent by it to its public security holders generally;

             (ii) as soon as practicable, two copies of every press release and every material news items and article in respect of the Company or its affairs which was released by the Company; and

            (iii) such additional non-confidential documents and information with respect to the Company and its affairs as you may from time to time reasonably request.

          (h) Apply the net proceeds from the offering received by the Company in the manner set forth under "Use of Proceeds" in the Prospectus, including that the net proceeds will only be used in connection with the business as described in the Prospectus, and comply with Rule 463 under the Act.

          (i) Furnish to you as early as practicable prior to the Closing Date and Additional Closing Date, as the case may be, but no later than two full business days prior thereto, a copy of the latest available unaudited interim financial statements of the Company, if any, which have been reviewed by the Company's independent auditors, as stated in their letters to be furnished pursuant to Section 7(f) hereof.

          (j) Not file any amendment or supplement to the Registration Statement or Prospectus after the effective date of the Registration Statement to which you shall reasonably object in writing after being furnished a copy thereof.

          (k) If any action or proceeding shall be brought by you in order to enforce any right or remedy under this Agreement, the Company hereby consents to, and agrees that it will submit to, the jurisdiction of the courts of the State of New York and of any Federal court sitting in the United States District Court for the Southern District of New York. The Company agrees that process in any such action or proceeding may be served in that manner provided by New York law for service on foreign corporations.

          (l) Comply with all registration, filing and reporting requirements of the Exchange Act which may from time to time be applicable to the Company.

          (m) Make all filings required, including registration under the Exchange Act, to obtain and keep the listing of its Common Stock in The Nasdaq SmallCap Market, and effect and maintain such listing for the Common Stock for at least five (5) years from the date of this Agreement.

          (n) Use its best efforts to be included in Standard & Poors Corporations Manual as soon as possible following the Closing Date, including the payment of all fees for accelerated publication, and to continue to be included in such Manual for at least five (5) years from the effective date of the Registration Statement.

          (o) Not later than three months following the date of this Agreement, cause to be delivered to you and to your counsel, Parker Duryee Rosoff & Haft, four (4) bound volumes containing therein all filings, including exhibits, and correspondence to and from the Commission, the National Association of Securities Dealers, Inc, ("NASD") and all states or other jurisdictions concerning the offering of the Stock, underwriting documents and closing documents, plus any other relevant material.

          (p) For a period of three (3) years from the Closing Date, engage your designee as an advisor (the "Advisor") to the Company's Board of Directors. The Advisor shall be permitted to attend meetings of the Board and each of its committees and receive no more or less compensation as is equal to the entitlement of the Directors including, without limitation, all compensation payable to Directors as members of the committees of the Board or in connection with any other Board activities; PROVIDED, HOWEVER, that the Company may require as a condition precedent that any such Advisor shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information, including, but not limited to, trade secrets, so received during such meetings and may require that such Advisor sign a confidentiality agreement with the Company; and, PROVIDED, FURTHER, that the Company reserves the right not to provide information and to exclude such Advisor from any meeting or portion thereof if attendance at such meeting by such Advisor or dissemination of any information at such meeting to such Advisor would compromise or adversely affect the attorney-client privilege between the Company and its counsel, or would, in the good faith judgment of the Board of Directors, result in a conflict of interest situation. The Company shall use its reasonable efforts to promptly bring to the attention of such Advisor any agenda item that, in the good faith judgment of the Board of Directors, would result in such a trade secret, privileged matter or conflict of interest and the Board of Directors may exclude such Advisor (or alternatively, the Advisor shall be entitled to exclude himself or herself) from any deliberation or discussion of the Board of Directors concerning such trade secret (if the Advisor has not executed a confidentiality agreement), privileged matter or conflict of interest matter and as a recipient in the dissemination of any such information. If such Advisor in his or her good faith judgment believes that an item to be discussed by the Board of Directors would result in any conflict of interest, such Advisor shall promptly bring such conflict to the attention of the Chairman of the Board. In no event shall any provision of this paragraph waive any obligation of confidentiality to the Company owed by any such Advisor or the Representative. In addition, the Advisor shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings including, but not limited to, food, lodging, and transportation; such costs in excess of $1,000 to be subject to the prior written approval of the Company which will not be unreasonably withheld.

          (q) For a period of three (3) years from the Closing Date, there will be no less than four (4) formal, "in person" or "telephonic" meetings, of the Company's Board of Directors in each such year at which meetings the Advisor shall be permitted to attend or participate, as the case may be in accordance with the provisions of Section 5(p); said meetings shall be held quarterly each year and ten (10) days' advance notice of such meetings shall be given to the Advisor. The Advisor shall receive notice of special meetings of the Board of Directors at the same time and manner as the members of the Board.

          (r) Indemnify and hold the Representative and the Advisor harmless, to the full extent allowed by applicable laws, against any and all claims, actions, awards and judgments arising solely out of the attendance and participation of the Advisor at any meeting described in Section 5(p) of this Agreement. In the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and directors, the Company agrees, if possible, to include the Representative and the Advisor as an insured under such policy.

          (s) Establish and maintain during the period that the Common Stock is listed on The Nasdaq SmallCap Market an independent audit committee and a compensation committee of the Company's Board of Directors, which committees shall meet the requirements of The Nasdaq National Market.

          (t) On the Closing Date, enter into a two (2) year financial consulting agreement with the Representative (the "Financial Consulting Agreement") pursuant to which the Representative will provide the Company with investment banking and financial consulting services at a fee of $72,000, payable at the rate of $3,000 per month in advance of each month for the twenty four months subsequent to the Closing Date.

          (u) For a period of three (3) years from the Closing Date, grant the Representative a right of first refusal to act as underwriter or placement agent on any subsequent public or private offerings of equity or debt securities (excluding sales to employees pursuant to the Company's stock option plan, traditional commercial financing or bank financing) of the Company or any subsidiary or successor of the Company, or by the Company, its subsidiaries, their affiliates or their respective officers, directors or principal stockholders.

     6.   PAYMENT OF EXPENSES.

          (a) The Company hereby agrees to pay, whether or not the transactions contemplated hereunder are consummated, all expenses (other than fees of your counsel, except as provided in (iv) below) in connection with (i) the preparation, printing, filing and mailing of the Registration Statement and the Prospectus, including the cost of all copies thereof and of the Preliminary Prospectus and of the Prospectus and any amendments or supplements thereto supplied to you in quantities as hereinabove stated, (ii) the issuance, transfer and delivery of the Firm Units and the Additional Units, including any transfer or other taxes payable thereon, but not including the underwriting discounts thereon, (iii) printing of this Agreement, the Agreement Among Underwriters, the Selected Dealer Agreement, the Underwriters' Questionnaire, the Power of Attorney and the certificates evidencing the Common Stock and the Redeemable Warrants, (iv) the qualification of the Units, the Stock, the Redeemable Warrants, the Additional Stock and the Additional Redeemable Warrants, under state or foreign securities or Blue Sky laws, including the costs of printing and mailing the "Blue Sky Survey," the fees of counsel to the Underwriters of which $7,500 has been paid prior to the date hereof, and disbursements in connection therewith, (v) filing fees payable to the Commission, the NASD, the Boston Stock Exchange and The Nasdaq SmallCap Market, Inc. (vi) in arranging and holding due diligence meetings with prospective underwriters and selected dealers, (vii) reasonable travel and lodging incurred by the Representative and its counsel in connection with meetings outside of New York City, (viii) tombstone advertising, and (ix) the preparation, production and delivery of plaques and bound volumes.

          (b) The Company further agrees that, in addition to the expenses payable pursuant to subsection (a) of this Section 6, it will pay to the Representative a non-accountable expense allowance equal to three percent (3%) of the gross proceeds received by the Company from the sale of the Firm Units and the Additional Units, of which $25,000 has been paid to date and the Company will pay the balance on the Closing Date and any additional balance on the Additional Closing Date by certified or bank cashier's check or, at the election of the Representative, by deduction from the proceeds of the offering contemplated herein.

     7. CONDITIONS OF YOUR OBLIGATIONS. The obligation of the several Underwriters hereunder to purchase and pay for the Firm Units and the Additional Units, as provided herein, shall be subject to the continuing accuracy in all material respects of the representations and warranties of the Company as of the date hereof and as of the Closing Date (or the Additional Closing Date, as the case may be), to the performance by the Company in all material respects of its obligations hereunder and to the following conditions:

          (a) The Registration Statement shall have become effective not later than 5:00 P.M., New York City time, on the date of this Agreement or such later date and time as shall be consented to in writing by you and, at the Closing Date and Additional Closing Date, no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued or proceeding therefor initiated or threatened by the Commission;

          (b) At the Closing Date and the Additional Closing Date, as the case may be, you shall have received the favorable opinion of Rubin Baum Levin Constant & Friedman, counsel for the Company, dated the Closing Date or the Additional Closing Date, as the case may be, addressed to the Underwriters and in form and scope reasonably satisfactory to counsel of the Underwriters, to the effect that:

               (i) each of the Company and the Subsidiaries (A) is a corporation duly organized and validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and (B) has full corporate power and authority and all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies to own its properties and to conduct its business as now being conducted as described in the Prospectus;

              (ii) each of the Company and the Subsidiaries is duly qualified as a foreign corporation and in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect upon the Company and the Subsidiaries, taken as a whole;

             (iii) the Company owns of record, directly or indirectly, all of the capital stock of each of the Subsidiaries; all such shares of capital stock so owned are validly issued and outstanding, fully paid and nonassessable and are owned free and clear of any liens, encumbrances or other claims or restrictions whatsoever;

               (iv) the Company had authorized and outstanding capital stock as set forth in the Prospectus; all the issued shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable and all the issued shares of Common Stock of the Company and the Stock and the Additional Stock are not subject to any preemptive rights; the Stock, the Additional Stock and the other capital stock of the Company and the Redeemable Warrants and the Additional Redeemable Warrants conform as to legal matters to the description thereof contained under the caption "Description of Capital Stock" in the Prospectus;

               (v) the Redeemable Warrant Stock, the Additional Redeemable Warrant Stock and the Representative's Warrant Stock have been duly authorized and reserved for issuance and, when issued and delivered in accordance with the terms of the Redeeamble Warrant Agreement and the Representative's Warrant Agreement, as the case may be, will be duly and validly issued, fully paid and nonassessable.

               (vi) the Company has conveyed to the Underwriters good and valid title to the Stock, Redeemable Warrants, Additional Stock and Additional Redeemable Warrants, as the case may be, being sold hereunder, free and clear of any liens, encumbrances, security interests and claims whatsoever; the Stock, Redeemable Warrants, Additional Stock and Additional Redeemable Warrants, as the case may be, shall be validly issued and fully paid and nonassessable when issued and paid for in accordance with the terms of this Agreement, and the certificates evidencing the Stock, the Redeemable Warrants, Additional Stock and the Additional Redeemable Warrants are in due and proper form;

               (vii) this Agreement, the Redeemable Warrant Agreement, the Representative's Warrant Agreement and the Financial Consulting Agreement have been duly and validly authorized, executed and delivered by the Company and each is a valid and binding agreement of the Company enforceable in accordance with its terms, except insofar as indemnification and contribution provisions may be limited by applicable law (including, but not limited to, Federal or state securities laws) or equitable principles, and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles;

               (viii) to the knowledge of such counsel, there are no contracts or other documents which are required to be filed as exhibits to the Registration Statement, as it may then be amended or supplemented, or required to be described in the Registration Statement or Prospectus as it may then be amended or supplemented that are not filed or described as required;

               (ix) there are no legal or governmental proceedings pending or, to the knowledge of such counsel, threatened against the Company or any of the Subsidiaries, and no statutes or regulations applicable to the Company or any of the Subsidiaries, of a character that are required to be disclosed in the Registration Statement and Prospectus, which have not been so disclosed and properly described therein;

               (x) the statements in the Registration Statement and Prospectus, insofar as they are descriptions of contracts, agreements or other documents, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown with respect to such contracts, agreements or other documents;

               (xi) the execution and delivery of this Agreement, the Redeemable Warrant Agreement, the Representative's Warrant Agreement and the Financial Consulting Agreement, the consummation of the transactions contemplated in this Agreement, the Redeemable Warrant Agreement, the Representative's Warrant Agreement and the Financial Consulting Agreement, and compliance with the terms of this Agreement, the Redeemable Warrant Agreement, the Representative's Warrant Agreement and the Financial Consulting Agreement do not and will not (A) conflict with or result in a breach of any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default or acceleration) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument known to such counsel and to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound or to which any of the properties or assets of the Company or any of the Subsidiaries is subject, or any statute or any order, rule or regulation applicable to the Company or any of the Subsidiaries of any court or of any Federal, state or other regulatory authority or other governmental body having jurisdiction over the Company or any of the Subsidiaries (provided, however, that such counsel may render such opinion on state (other than New York), regulatory or other governmental bodies, to such counsel's knowledge) or (B) result in any violation of provisions of the Certificate of Incorporation, by-laws or other charter documents of the Company or any of the Subsidiaries;

               (xii) no consent, approval, authorization or order of any court or governmental agency or body is required in connection with the consummation of the transactions contemplated by this Agreement, the Redeemable Warrant Agreement, the Representative's Warrant Agreement and the Financial Consulting Agreement, except such as have been obtained or made or as may be required under the Act or state securities or Blue Sky laws;

               (xiii) (A) neither the Company nor any of the Subsidiaries is in violation of any term or provision of its Certificate of Incorporation, by-laws or other charter documents; (B) to such counsel's knowledge, neither the Company nor any of the Subsidiaries is presently in breach of, or in default (nor has an event occurred which with notice, lapse of time or both would constitute such a default or acceleration) under any indenture, mortgage, deed of trust, note, bank loan or credit agreement or (in any respect that is material in light of the financial condition of the Company and the Subsidiaries, taken as a whole) any other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which either of them or any of their property may be bound or affected, or to such counsel's knowledge, in violation of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, which violation would have a Material Adverse Effect upon the Company or any of the Subsidiaries; and (C) to such counsel's knowledge, neither the Company nor any of the Subsidiaries has received notice of conflict with the asserted rights of others in respect of patents, trademarks, service marks and rights necessary for the conduct of its business;

               (xiv) the Company has the right to operate all of its facilities in their present locations and the operation of its facilities in such locations as described in the Prospectus does not violate the provisions of any lease with respect thereto to which the Company is a party;

               (xv) the Registration Statement and the Prospectus and any amendments or supplements thereto (other than the financial statements and other financial and statistical data included therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations and nothing has come to the attention of such counsel which would lead them to believe that the Registration Statement or the Prospectus, as amended or supplemented, if amended or supplemented (other than the financial statements and other financial and statistical data included therein as to which no opinion need be rendered) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; and

               (xvi) the Registration Statement is effective under the Act, and to the best of such counsels knowledge, no proceedings for a stop order are pending or threatened under the Act;

          In rendering the opinions set forth above, such counsel may rely upon certificates of officers of the Company and of public officials as to matters of fact. In giving the foregoing opinions, such counsel may rely on such other counsel as it deems advisable; provided that such counsel shall state that, in such counsel's opinion, you are justified in relying on such opinions of such other counsel. Copies of all such opinions and certificates shall be furnished to your counsel on the Closing Date or the Additional Closing Date, as the case may be.

          (c) On or prior to the Closing Date and the Additional Closing Date, as the case may be, you shall have been furnished such documents, certificates and opinions as you may reasonably require for the purpose of enabling you to review the matters referred to in subsection (b) of this Section 7, and in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

          (d) Prior to the Closing Date and the Additional Closing Date, as the case may be, (i) there shall have been no material adverse change in the business, properties, results of operations, condition (financial or otherwise), affairs or prospects, of the Company and the Subsidiary from that as of the latest date as of which such condition is set forth in the Registration Statement and Prospectus; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company or the Subsidiary, from the latest date as of which the financial condition of the Company and the Subsidiary is set forth in the Registration Statement and Prospectus, other than transactions referred to or contemplated therein or to which you have given your written consent; (iii) neither the Company nor the Subsidiary shall be in default (nor shall an event have occurred which, with notice, or lapse of time or both would constitute a default or acceleration) under any provision of, any agreement, understanding or instrument relating to any indebtedness; (iv) no material amount of the consolidated assets of the Company and the Subsidiary shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus; and (v) no action, suit or proceeding, at law or in equity, shall have been pending or, to the knowledge of the Company, threatened against the Company or the Subsidiary or affecting any of their properties or business before or by any court or federal, state or other jurisdictional commission, board or other administrative agency wherein an unfavorable decision, ruling or finding would materially adversely affect the business, operations, prospects or consolidated financial condition or income of the Company and the Subsidiary except as set forth in the Registration Statement and Prospectus.

          (e) At the Closing Date and Additional Closing Date, as the case may be, you shall have received a certificate of the President and the principal financial or accounting officer of the Company, dated the Closing Date and Additional Closing Date, as the case may be, (i) to the effect that the conditions set forth in subsections (a) and (d) above have been satisfied and
(ii) as to the accuracy, as of the Closing Date and Additional Closing Date, as the case may be, of the representations and warranties of the Company set forth in Section 2 hereof.

          (f) At the time this Agreement is executed and at the Closing Date and Additional Closing Date, as the case may be, you shall have received a letter, addressed to you in form and substance satisfactory to you in all respects (including the non-material nature of the changes or decreases, if any, referred in to clause (iii) below), from Rothstein Kass & Company, PC, dated as of the date of this Agreement and as of the Closing Date and Additional Closing Date, as the case may be:

               (i) confirming that they are independent accountants with respect to the Company and its consolidated Subsidiaries within the meaning of the Act and the applicable published Regulations;

              (ii) stating that in their opinion, the consolidated financial statements of the Company and its Subsidiaries included in the Registration Statement examined by them comply as to form in all material respects with the applicable accounting requirements of the Act and the published Regulations;

             (iii) stating that, on the basis of procedures (but not an audit in accordance with generally accepted auditing standards), which included a reading of the latest available unaudited consolidated interim financial statements of the Company and its Subsidiaries (with an indication of the date of the latest available unaudited consolidated interim financial statements), a reading of the latest available minutes of the stockholders and boards of directors of the Company and its consolidated Subsidiaries and committees of such boards and inquiries to certain officers and other employees of the Company and its consolidated Subsidiaries responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention that would cause them to believe that (A) the unaudited consolidated financial statements of the Company and its Subsidiaries included in the Registration Statement
          (i) do not comply as to form in all material respects with the applicable accounting requirements of the Act and Regulations, or (ii) were not fairly presented in conformity with generally accepted accounting principles on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement; (B) at the date of the latest available consolidated interim financial statements and at a specified date not more than five business days prior to the date of such letter, there was any change in long-term debt or capital stock of the Company and its consolidated Subsidiaries, as compared with the amounts shown in the September 30, 1996 balance sheet of the Company and its consolidated Subsidiaries included in the Registration Statement and Prospectus, other than as set forth in or contemplated by the Registration Statement and Prospectus, or, if there was any change, setting forth the amount of such change; or (C) during the period from September 30, 1996 to a specified date not more than five days prior to the date of such letter, there was any decrease in revenues or any increase in operating loss, net loss or pro forma net loss per share of the Company, as compared with the corresponding period in the preceding year, other than as set forth in or contemplated by the Registration Statement and Prospectus, or, if there was any decrease or increase, respectively, setting forth the amount of such decrease or increase; and

               (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of dollar amounts and shares and other information pertaining to the Company set forth in the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages and other information may be derived from the general accounting records of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.

          (g) All proceedings taken in connection with the sale of the Firm Units and the Additional Units as herein contemplated shall have been reasonably satisfactory in form and substance to you and your counsel.

          (h) The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties contained herein, the performance of covenants prior to the Closing Date and the Additional Closing Date, as the case may be, and related matters as the Representative may reasonably have requested; and you shall have received from counsel to the Underwriters, a favorable opinion, dated as of the Closing Date and the Additional Closing Date, as the case may be, with respect to such of the matters set forth under subsection (b) of this Section 7, and with respect to such other related matters, as you may reasonable require.

          (i) There shall have been duly tendered to you certificates representing all the Stock and the Additional Stock, as the case may be, agreed to be sold by the Company on the Closing Date and the Additional Closing Date, as the case may be.

          (j) No order suspending the sale of the Firm Units or the Additional Units, as the case may be, in any jurisdiction designated by you pursuant to subsection (d) of Section 5 hereof, shall have been issued on the Closing Date or the Additional Closing Date, as the case may be, and no proceedings for that purpose shall have been instituted or to your knowledge or that of the Company shall be contemplated.

          Any certificate signed by any duly authorized officer of the Company in such capacity and delivered to you or your counsel shall be deemed a representation and warranty by the Company to you as to the statements made therein. If any condition to your obligations hereunder to be fulfilled prior to or at the Closing Date or the Additional Closing Date, as the case may be, is not so fulfilled, you may terminate this Agreement or, if you so elect, waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

     8.   INDEMNIFICATION.

          (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters, each of the officers and directors of the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) ("collectively, "Damages") arising out of or based upon (i) the inaccuracy or breach of any representation or warranty of the Company or the breach of any covenant made by the Company in this Agreement or (ii) any untrue statement or alleged untrue statement of a material fact contained (x) in any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented) or (y) in any application or other document (in this Section 8, collectively called "Application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Stock or the Additional Stock under the "Blue Sky" or securities laws thereof or filed with the Commission or any securities exchange, such as The Nasdaq SmallCap Market, or (iii) the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by or on behalf of any Underwriter expressly for use in the Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in any Application or in any communication to the Commission, as the case may be. With respect to any Damages arising out of or based upon any untrue statement or alleged untrue statement made in, or omission or alleged omission from, any Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) with respect to such Preliminary Prospectus shall not inure to the benefit of the Underwriters (or the benefit of any person controlling any Underwriter), if the Prospectus (or the Prospectus as amended or supplemented if the Company shall have made any amendments thereof or supplements thereto which shall have been furnished to you prior to the time of confirmation of such sale) does not contain such statement, alleged statement, omission or alleged omission, a sufficient number of copies of such Prospectus were provided to the Underwriters and a copy of such Prospectus shall not have been sent or given to the person asserting such Damages at or prior to the written confirmation of such sale to such person.

          (b) Subject to the conditions set forth below, each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act for all Damages with respect to statements or omissions, or alleged statements or omissions, if any, made in any Preliminary Prospectus, Registration Statement or Prospectus or any amendment or supplement thereto or any Application in reliance upon, and in conformity with, written information furnished to the Company with respect to the Underwriters by or on behalf of any Underwriter for use in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application, as the case may be.

          (c) If any action is brought against an indemnified party under subsection (a) or (b) above (the "Indemnified Party") in respect of which indemnity may be sought against the indemnifying party under subsection (a) or
(b) above (the "Indemnifying Party"), such Indemnifying Party shall promptly notify in writing the party or parties against whom indemnification is to be sought of the institution of such action and the Indemnifying Parties shall assume the defense of such action, including the employment of counsel (reasonably satisfactory to such Indemnified Party) and payment of expenses. Such Indemnified Party shall have the right to employ it or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Indemnifying Parties in connection with the defense of such action or the Indemnifying Parties shall not have employed counsel to have charge of the defense of such action or such Indemnified Party or parties shall have reasonably concluded that there may be defenses available to the Indemnifying Parties which are different or additional to those available to the Indemnifying Parties (in which case the Indemnifying Parties shall not have the right to direct the defense of such action on behalf of the Indemnified Party or Parties), in any of which events such reasonable fees and expenses shall be borne by the Indemnifying Parties. Anything in this paragraph to the contrary notwithstanding, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one counsel or for any settlement of any such claim or action effected without its written consent. The Indemnifying Party agrees promptly to notify the Indemnified Party of the commencement of any litigation or proceedings against the Indemnifying Party or any of its officers or directors in connection with the issue and sale of the Stock and the Additional Stock or in connection with such Preliminary Prospectus, Registration Statement or Prospectus, or any amendment or supplement thereto, or any such Application.

          (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an Indemnified Party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable to such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Stock and Additional Stock. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required above in this Section 8, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection
(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Stock and Additional Stock underwritten by the Underwriters and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of such untrue statement or omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     9.   DEFAULT BY AN UNDERWRITER.

          (a) If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Units hereunder, and if the number of Firm Units with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Units which all Underwriters have agreed to purchase hereunder, then such Firm Units to which the default relates shall be purchased by the nondefaulting Underwriters in proportion to their respective commitments hereunder.

          (b) In the event that such default relates to more than 10% of the number of Firm Units, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Units to which such default relates on the terms contained herein. If within one (1) business day after such default relating to more than 10% of the number of Firm Units , you do not arrange for the purchase of such Firm Units, then the Company shall be entitled to a further period of one (1) business day within which to procure another party or parties satisfactory to you to purchase said Firm Units on such terms. In the event that neither you nor the Company arrange for the purchase of the Firm Units to which a default relates as provided in this
Section 9, this Agreement may be terminated by you or the Company (except as provided in Section 6 and Section 8(a) hereof) or the several Underwriters, but nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder. Such termination by the Company shall be without liability to you and the several Underwriters.

          (c) In the event that the Firm Units to which the default relates is to be purchased by the non-defaulting Underwriters, or is to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date for a reasonable period but not in any event exceeding five (5) business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus which in the opinion of counsel for the Underwriters may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Units.

     10. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date and the Additional Closing Date, and such representations, warranties and agreements of you and the Company, including the indemnity and contribution agreements contained in Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any controlling person, or by or on behalf of the Company or any controlling person, and shall survive termination of this Agreement and/or delivery of the Firm Units and the Additional Units to you.

     11.  EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION THEREOF.

          (a) This Agreement shall become effective at 9:30 A.M., New York Time, on the first full business day following the day on which the Registration Statement becomes effective or at the time of the initial public offering by you of the Units, whichever is earlier. The time of the initial public offering, for the purpose of this Section 11, shall mean the time, after the Registration Statement becomes effective, of the release by you for publication of the first newspaper advertisement which is subsequently published relating to the Units or the time, after the Registration Statement becomes effective, when the Units is first released by you for offering by the Underwriters or dealers by letter or telegram, whichever shall first occur. You or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except as noted below, by giving the notice indicated below in Section 11(d) before the time this Agreement becomes effective.

          (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the Additional Closing Date, as the case may be, if, after the date of this Agreement, any domestic or international event or act or occurrence has materially disrupted or, in the exercise of your reasonable judgment, will in the immediate future materially disrupt, securities markets in the United States; or trading on the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the New York Stock Exchange by the New York Stock Exchange or by order of the Commission or any other governmental authority having jurisdiction; or the United States shall have become involved in a war or major hostilities; or a banking moratorium has been declared by a New York or Federal authority; or the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not said loss shall have been insured, will, in your opinion, interfere materially and adversely with the conduct of the business and operations of the Company; or there shall have been such material adverse change in the condition or prospects of the Company or the market for its and similar securities as in your judgment would make it inadvisable to proceed with the offering, sale and delivery of the Firm Units or the Additional Units, as the case may be.

          (c) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 11, the Company shall be notified promptly by you by telephone or telegram, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, you shall be notified promptly by the Company by telephone or telegram, confirmed by letter.

          (d) Anything in this Agreement to the contrary notwithstanding if this Agreement shall not become effective by reason of an election of the Company pursuant to this Section 11, or if this Agreement shall not be carried out within the time specified herein by reason of any failure on the part of the Company to perform any undertaking or satisfy any condition of this Agreement by it to be performed or satisfied, the sole liability of the Company to you, in addition to the obligations assumed by the Company pursuant to Section 6 hereof, will be to reimburse you for such actual out-of-pocket expenses (including the fees and disbursements of your counsel) as shall have been incurred in connection with this Agreement and the proposed purchase of the Firm Units and the Additional Units, and upon demand the Company will pay the full amount thereof to you. If this Agreement shall not become effective by reason of an election by you pursuant to this Section 11 or if this Agreement shall be terminated or otherwise not carried out within the time specified herein for any reason other than the failure on the part of the Company to perform any undertaking or satisfy any condition of this Agreement by it or them to be performed or satisfied, the Company shall have no liability to you other than for obligations assumed by the Company pursuant to Section 6 hereof; provided, however, that you may retain any sums heretofore paid to you by the Company as provided in Section 3 hereof to the extent that such sums are for your actual out-of-pocket expenses (including the fees and disbursements of your counsel) as shall have been incurred in connection with this Agreement and the proposed purchase of the Firm Units and the Additional Units.

          Notwithstanding any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 8 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

     12. NOTICES. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered or telegraphed and confirmed to Donald & Co. Securities Inc., 65 East 55th Street, New York, New York 10022, Att: Stephen A. Blum, President, with a copy to Parker Duryee Rosoff & Haft, 529 Fifth Avenue, New York, New York 10017, Att: Michael D. DiGiovanna, Esq.; and if sent to the Company, shall be mailed, delivered or telegraphed and confirmed to Paradise Music & Entertainment, Inc. 420 West 45th Street, 5th Floor, New York, NY 10036,
Attn: John Loeffler, President, with a copy to Rubin Baum Levin Constant & Friedman, 30 Rockefeller Plaza, New York, New York 10112, Att: Walter M. Epstein, Esq.

     13. PARTIES. This Agreement shall be binding upon, you, the Company, and the controlling persons, directors and officers referred to in Section 8 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

     14. CONSTRUCTION. This Agreement shall be construed in accordance with the laws of the State of New York.

     If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                              Very truly yours,

                              PARADISE MUSIC & ENTERTAINMENT, INC.



                              By:
                                 -----------------------------------------
                                   John Loeffler, President

Accepted as of the date
first above written:

DONALD & CO. SECURITIES INC.
 AS REPRESENTATIVE OF THE UNDERWRITERS
 NAMED IN SCHEDULE I HERETO



By:
   ---------------------------------------
     Stephen A. Blum, President

                                   SCHEDULE I




               Underwriters                         Number of Firm Units

Donald &  Co. Securities Inc.


           TOTAL                                        ___________
                                                         1,000,000